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                                                        EXHIBIT 23.1

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2001, in the Registration Statement (Form S-4) and related Prospectus of Michaels Stores, Inc. dated August 1, 2001.



/s/ Ernst & Young, LLP

Dallas, Texas
July 26, 2001